                      ASPECT TELECOMMUNICATIONS CORPORATION

                                  Exhibit 11.1:
                 Statement Re: Computation of Earnings per Share
                    (in thousands, except per share amounts)

                                                    Three Months Ended September 30,            Nine Months Ended September 30,
                                                    --------------------------------            -------------------------------
                                                       1996                  1995                  1996                  1995
                                                     -------               -------               -------               -------
Primary:
   Weighted average common shares
      outstanding during the period                   21,302                20,751                21,197                20,601
   Common share equivalents:
      Dilutive effect of stock options                 1,852                 1,185                 1,879                 1,013
                                                     -------               -------               -------               -------
         Total                                        23,154                21,936                23,076                21,614
                                                     =======               =======               =======               =======
   Net income                                        $ 9,232               $ 6,398               $26,429               $17,380
                                                     =======               =======               =======               =======
   Primary earnings per share                        $  0.40               $  0.29               $  1.15               $  0.80
                                                     =======               =======               =======               =======

                      ASPECT TELECOMMUNICATIONS CORPORATION

                 Statement Re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                                        Three Months Ended September 30,            Nine Months Ended September 30,
                                                        --------------------------------            -------------------------------
                                                          1996                  1995                   1996                  1995
                                                         -------               -------               -------               -------
Fully Diluted:
   Weighted average common shares
      outstanding during the period                       21,302                20,751                21,197                20,601
   Common share equivalents:
      Dilutive effect of stock options                     2,151                 1,357                 2,179                 1,387
      Weighted average shares issuable
         upon assumed conversion of debt                   2,830                 2,830                 2,830                 2,830
                                                         -------               -------               -------               -------
         Total                                            26,283                24,938                26,206                24,818
                                                         =======               =======               =======               =======
Earnings:
   Net income                                            $ 9,232               $ 6,398               $26,429               $17,380
   Interest expense during the period on
      convertible subordinated debentures,
      net of tax                                             461                   465                 1,383                 1,380
                                                         -------               -------               -------               -------
   Net income adjusted for
      fully diluted calculation                          $ 9,693               $ 6,863               $27,812               $18,760
                                                         =======               =======               =======               =======
Fully diluted earnings per share                         $  0.37               $  0.28               $  1.06               $  0.76
                                                         =======               =======               =======               =======